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EXHIBIT 21.0

Ownership of Operating Subsidiaries
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Sundance Homes, Inc.
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Rembrandt Homes, Inc.
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Sundance Suburban Properties, Inc.
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SAR Development, Inc.
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SRLB Development, Inc.
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Hometown Development, Inc.
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McCarty's Mill Development, Inc.
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Sutton Development, Inc.
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Georgian Ct. Development, Inc.
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Heartland Meadows Development, Inc.
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Chicago Urban Properties, Inc.
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Lake-Wells Management, Inc.
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1515 South Michigan Lofts, Inc.
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Erie Center Tower, Inc.
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Erie Center Lofts, Inc.
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Sangamon Lofts, Inc.
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Marathon Center, Inc.
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Matteson Development, Inc.
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Walnut Pointe Development, Inc.
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Capital Hill Lofts, Inc.
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Lockport Development, Inc.
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Other Subsidiary Holdings, Inc.
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